Exhibit 99.1

GlassBridge Reports Second Quarter 2017 Financial Results

Announces Investment Vehicle Launch and Potential Share Repurchases

Oakdale, Minnesota – (PR Newswire) – August 11, 2017 – GlassBridge Enterprises, Inc. (OTCQX: GLAE) (“GlassBridge”, the “Company” or “we”) today announced its financial results for the second quarter ended June 30, 2017.

During the second quarter, we launched and seeded with proprietary capital the first investment vehicle managed by our investment advisor subsidiary GlassBridge Asset Management, LLC (“GBAM”). GBAM utilizes a quantitative statistical arbitrage strategy designed to generate attractive risk-adjusted returns that are uncorrelated to the performance of global equity markets. GBAM expects to generate asset management revenue during 2017.

“We have repositioned the resources of the Company – while remaining focused on minimizing additional expenses – to develop our asset management business,” said Daniel Strauss, Chief Operating Officer of GlassBridge. “We remain focused on using the asset management platform we have built to grow our asset management business by raising third party assets and executing select accretive transactions.”

As previously announced, In November 2016, our Board of Directors authorized a share repurchase program to enable GlassBridge to repurchase up to 500,000 shares of common stock. Under the repurchase program, the Company currently has the ability to repurchase over 475,000 of shares.

“The Board of Directors and management will continue to monitor potential use of the share repurchase program,” said Joseph A. De Perio, Chairman of the Board of Directors of GlassBridge. “We will seek opportunities to execute share repurchases designed to improve long term equity value for our stockholders.”

Overview of Financial Results

GlassBridge’s revenue for Q2 2017 was $8.8 million, down 17.0 percent from Q2 2016. All of the Q2 2017 revenue was attributable to our global enterprise data storage business. There was no revenue generated by our asset management business in the quarter. Our gross margins improved from 44.3 percent in Q2 2016 to 46.6 percent in Q2 2017. Selling, general and administrative expenses declined by $0.7 million, or 8.4 percent year-over-year, and operating loss from continuing operations was reduced by 12.1 percent to $5.1 million from a loss of $5.8 million in Q2 2016. Our cash balance and short term investments totaled $19.5 million as of June 30, 2017.

Detailed Q2 2017 Results

The following financial results are for the current and prior period unless otherwise indicated. Included within the following financial results are our continuing operations, including the corporate holding company, our asset management business and our partially-owned data storage business accounted for using the variable interest entity (VIE) method as further described in our Quarterly Report on Form 10-Q for the second quarter of 2017.

Net revenue for Q2 2017 was $8.8 million, down 17.0 percent from Q2 2016. This was largely due to increased order processing time attributable to operating expense reductions, partially offset by increases in certain product lines.

Gross margin for Q2 2017 was 46.6 percent, a 2.3 percent increase from Q2 2016. The improvement was primarily driven by production cost improvements and product mix changes.

Selling, general and administrative expenses in Q2 2017 were $7.6 million, down 8.4 percent from Q2 2016. The decrease was primarily due to corporate cost reductions and cost reductions for our partially-owned data storage business, partially offset by the asset management business start-up costs.

Research and development (“R&D”) expenses in Q2 2017 were $2.2 million, compared to $3.2 million in Q2 2016, primarily due to favorable currency translations for our R&D facilities in the UK and Canada, as well as headcount reduction for our partially-owned data storage business.

Special charges had a benefit of $0.6 million in Q2 2017 compared to a benefit of $1.0 million in Q2 2016. The benefits in Q2 2017 were primarily related to proceeds from an asset sale and accrual reversals. The benefits in Q2 2016 were primarily related to a property tax refund of our former corporate campus in Minnesota.

Operating loss from continuing operations was $5.1 million in Q2 2017 compared to a loss of $5.8 million in Q2 2016.

Income tax expense was $0.1 million in Q2 2017 compared to income tax benefit of $0.5 million in Q2 2016.

Discontinued operations had a loss (after tax) in Q2 2017 of $1.2 million compared with a gain of $0.6 million (after tax) in Q2 2016. The loss in Q2 2017 was primarily due to legal and consulting costs and currency translation losses, partially offset by an account receivable recovery. Discontinued operations include the results of the IronKey business, which was divested in February 2016, and the legacy businesses we exited.

Loss per share from continuing operations attributable to GlassBridge common stockholders was $0.78 in Q2 2017 compared with a loss per share of $1.67 in Q2 2016 based on weighted average shares outstanding of 5.0 million and 3.7 million, respectively, (adjusted to give effect to the February 2017 1:10 reverse stock split).

Cash and short-term investments balance was $19.5 million (including $0.3 million cash of our variable interest entity as further described in the Quarterly Report on Form 10-Q for Q2 2017) as of June 30, 2017, down by $3.6 million during Q2 2017, primarily driven by operating loss, partially offset by capital contributions to our partially-owned data storage business from a third party and case proceeds from our asset sale.

Webcast and Replay Information

A teleconference is scheduled for 10:00 AM Eastern Time today, August 11, 2017, and will be available on the Internet on a listen-only basis at:

https://www.webcaster4.com/Webcast/Page/1401/22260

A digital recording of this teleconference will be available for replay at 12:00 p.m. Eastern Time on August 11, 2017 and will be accessible via the replay number listed below until August 18, 2017.

For your convenience, you will also be able to access the recording online at:

https://www.webcaster4.com/Webcast/Page/1401/22260

Digital Recording Replay Numbers:

U.S. Toll Free:	877-344-7529
International Toll:	412-317-0088
Canada Toll Free:	855-669-9658
Replay Access Code:	10111401

All remarks made during the teleconference will be current at the time of the call and the replays will not be updated to reflect any subsequent developments.

Description of Tables

Table One	--	Condensed Consolidated Statements of Operations
Table Two	--	Condensed Consolidated Balance Sheets
Table Three	--	Supplemental Segment and Product Information
Table Four	--	Additional Information

About GlassBridge

GlassBridge Enterprises, Inc. (OTCQX: GLAE) is a holding company. Our wholly-owned subsidiary GlassBridge Asset Management, LLC (“GBAM”) is an investment advisor focused on technology-driven quantitative strategies and other alternative investment strategies. For more information, please visit the Company’s website at www.glassbridge.com.

Forward-Looking Statements

Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, revenues, expenses or other future financial or business performance or strategies, our share repurchase program, the launch of our asset management business and the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to a wide range of risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include various factors set forth from time to time in our filings with the SEC including the following: our need for substantial additional capital in order to fund our business; our ability to realize the anticipated benefits of our restructuring plan and other recent significant changes; the negative impacts of our delisting from the NYSE, including reduced liquidity and market price of our common stock and the number of investors willing to hold or acquire our common stock; significant costs relating to pending and future litigation; our ability to attract and retain talented personnel; the structure or success of our participation in any joint investments; risks associated with any future acquisition or business opportunities; our need to consume resources in researching acquisitions, business opportunities or financings and capital market transactions; our ability to integrate additional businesses or technologies; the impact of our reverse stock split on the market trading liquidity of our common stock; the market price volatility of our common stock; our need to incur asset impairment charges for intangible assets and goodwill; significant changes in discount rates, rates of return on pension assets and mortality tables; our reliance on aging information systems and our ability to protect those systems against security breaches; our ability to integrate accounting systems; changes in European law or practice related to the imposition or collectability of optical levies; changes in tax guidance and related interpretations and inspections by tax authorities; our ability to raise capital from third party investors for our asset management business; the efforts of key personnel of the Clinton Group, Inc. (“Clinton”) and the performance of Clinton’s overall business; our ability to comply with extensive regulations relating to the launch and operation of our asset management business; our ability to compete in the intensely competitive asset management business; the performance of any investment funds we sponsor or accounts we manage, including any fund or account managed by Clinton; difficult market and economic conditions, including changes in interest rates and volatile equity and credit markets; our ability to achieve steady earnings growth on a quarterly basis in our asset management business; the significant demands placed on our resources and employees, and associated increases in expenses, risks and regulatory oversight, resulting from the potential growth of our asset management business; our ability to establish a favorable reputation for our asset management business; the lack of operating history of our asset manager subsidiary and any funds that we may sponsor; our ability to realize the anticipated benefits of the third-party investment in our partially-owned data storage business; decreasing revenues and greater losses attributable to our partially-owned data storage products; our ability to quickly develop, source and deliver differentiated and innovative products; our dependence on third parties for new product introductions or technologies; our dependence on third-party contract manufacturing services and supplier-provided parts, components and sub-systems; our dependence on key customers, partners and resellers; foreign currency fluctuations and negative or uncertain global or regional economic conditions; and other risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update forward-looking statements except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Disclaimers

This press release does not constitute an offer to sell or a solicitation to buy any securities in any private investment vehicle managed by GBAM (collectively, the “GlassBridge-Managed Funds”), and may not be relied upon in connection with any offer or sale of securities. Any such offer or solicitation may only be made pursuant to the current Confidential Private Offering Memorandum (or similar document) for any such GlassBridge-Managed Fund, which is provided only to qualified offerees and which should be carefully reviewed prior to investing. GBAM is a newly formed entity and the GlassBridge-Managed Funds are currently either in formation state or have recently launched. GBAM is not currently registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, or under similar state laws, and nothing in this press release constitutes investment advice with respect to securities.

For Further Information

Stockholders of GlassBridge Enterprises, Inc. – Danny Zheng, Interim CEO, Chief Financial Officer, (651) 704-4311; Prospective Investors in GlassBridge-Managed Funds – Robert Picard, Senior Managing Director, (732) 939-9000.

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except for per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
Net revenue	$8.8	$10.6	$18.4	$21.3
Cost of goods sold	4.7	5.9	9.9	12.2
Gross profit	4.1	4.7	8.5	9.1

Operating expenses:
Selling, general and administrative	7.6	8.3	16.4	18.9
Research and development	2.2	3.2	4.7	6.6
Restructuring and other	(0.6)	(1.0)	(0.1)	5.8
Total	9.2	10.5	21.0	31.3

Operating loss from continuing operations	(5.1)	(5.8)	(12.5)	(22.2)

Other income (expense):
Interest income	-	0.2	-	0.2
Other income (expense), net	(0.7)	(1.1)	(0.7)	(1.0)
Total	(0.7)	(0.9)	(0.7)	(0.8)

Loss from continuing operations before income taxes	(5.8)	(6.7)	(13.2)	(23.0)

Income tax benefit (provision)	(0.1)	0.5	-	2.1

Loss from continuing operations	(5.9)	(6.2)	(13.2)	(20.9)

Discontinued operations:
Gain on sale of discontinued businesses, net of income taxes	-	-	-	2.4
Gain (loss) from discontinued operations, net of income taxes	(1.2)	0.7	(3.2)	(2.4)
Reclassification of cumulative translation adjustment	-	(0.1)	-	(75.8)
Gain (loss) from discontinued operations, net of income taxes	(1.2)	0.6	(3.2)	(75.8)

Net loss including noncontrolling interest	(7.1)	(5.6)	(16.4)	(96.7)
Less: Net loss attributable to noncontrolling interest	(2.0)	-	(3.5)	-
Net loss attributable to GlassBridge Enterprises, Inc.	$(5.1)	$(5.6)	$(12.9)	$(96.7)

Gain (loss) per common share attributable to GlassBridge common shareholders - basic and diluted:
Continuing operations	$(0.78)	$(1.67)	$(2.16)	$(5.65)
Discontinued operations	(0.24)	0.16	(0.71)	(20.49)
Net loss	$(1.02)	$(1.51)	$(2.87)	$(26.14)

Weighted average shares outstanding:
Basic and diluted	5.0	3.7	4.5	3.7

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents (1)	$16.2	$10.0
Short term investments	3.3	22.0
Accounts receivable, net (1)	5.6	7.7
Inventories	5.0	4.1
Other current assets	4.2	3.2
Current assets of discontinued operations	11.1	10.5

Total current assets	45.4	57.5

Property, plant and equipment, net	2.5	2.8
Intangible assets, net	12.3	3.4
Goodwill	3.8	3.8
Other assets	4.9	1.0
Non-current assets of discontinued operations	2.5	2.8

Total assets	$71.4	$71.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6.6	$7.1
Other current liabilities	17.6	16.0
Current liabilities of discontinued operations	40.1	39.7

Total current liabilities	64.3	62.8
Other liabilities	30.4	29.4
Other liabilities of discontinued operations	4.2	4.4

Total liabilities	98.9	96.6

Shareholders' deficit:
Total GlassBridge Enterprises, Inc. shareholders' deficit	(28.0)	(25.3)
Noncontrolling interest	0.5	-
Shareholders' deficit	(27.5)	(25.3)

Total liabilities and shareholders' deficit	$71.4	$71.3

(1) Includes cash and accounts receivable of our partially owned data storage subsidiary accounted for using the variable interest entity (VIE) method as further described in our Quarterly Report on Form 10-Q for the second quarter of 2017.

GLASSBRIDGE ENTERPRISES, INC.

SUPPLEMENTAL SEGMENT AND PRODUCT INFORMATION

(Dollars in millions)

(Unaudited)

	Three months ended June 30,		Three months ended June 30,
	2017		2016		% Change
	Revenue	% Total	Revenue	% Total

Nexsan	$8.8	100%	$10.6	100.0%	-17.0%
Asset Management	-	0.0%	-	0.0%	NM
Total	$8.8	100.0%	$10.6	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$(3.6)	-40.9%	$(4.8)	-45.3%	-25.0%
Asset Management	(0.8)	NM	-	NM	NM
Corp/Unallocated (1)	(0.7)	NM	(1.0)	NM	-30.0%
Total operating loss from continuing operations	$(5.1)	-58.0%	$(5.8)	-54.7%

	Gross Margin	Gross Margin

Nexsan	46.6%	44.3%
Asset Management	NM	NM

	Six months ended June 30,		Six months ended June 30,
	2017		2016		% Change
	Revenue	% Total	Revenue	% Total

Nexsan	$18.4	100.0%	$21.3	100.0%	-13.6%
Asset Management	-	0.0%	-	0.0%	NM
Total	$18.4	100.0%	$21.3	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$(7.9)	-42.9%	$(10.0)	-46.9%	-21.0%
Asset Management	(1.7)	NM	-	NM
Corp/Unallocated (1)	(2.9)	NM	(12.2)	NM	-76.2%
Total operating loss from continuing operations	$(12.5)	-67.9%	$(22.2)	-104.2%

	Gross Margin	Gross Margin

Nexsan	46.2%	42.7%

NM - Not Meaningful

(1) Corporate and unallocated operating loss includes costs which are not allocated to the business segment in management's evaluation of segment performance, such as litigation settlement expense, corporate expense and restructuring and other expenses.

GLASSBRIDGE ENTERPRISES, INC.

ADDITIONAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
Cash and Cash Flow Information - Continuing Operations	2017	2016	2017	2016

Cash and cash equivalents - end of period	$16.2	$20.5	$16.2	$20.5
Capital spending	$0.3	$0.1	$0.6	$0.2
Depreciation	$0.5	$0.5	$0.9	$1.0
Amortization	$0.7	$0.2	$1.2	$0.4

	June 30	December 31
Asset Utilization Information *	2017	2016

Days Sales Outstanding (DSO)	54	53
Days of Inventory Supply	139	83

Other Information

Approximate employee count as of June 30, 2017:		180
Approximate employee count as of December 31, 2016:		175
Book value per share attributable to GlassBridge Enterprises, Inc. as of June 30, 2017:		$(5.60)
Shares used to calculate book value per share (millions):		5.0

* These operational measures, which we regularly use, are provided to assist in the investor's further understanding of our operations.

Days Sales Outstanding is calculated using the count-back method, which calculates the number of days of most recent revenue that are reflected in the net accounts receivable balance.

Days of Inventory Supply is calculated using the current period inventory balance divided by an estimate of the inventoriable portion of cost of goods sold expressed in days.